   As filed with the Securities and Exchange Commission on September 13, 2002

                                                      Registration No. 333-30616

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              SKILLSOFT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                       02-0496115
   (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                         Identification No.)

20 INDUSTRIAL PARK DRIVE, NASHUA, NH                             03062
(Address of Principal Executive Offices)                       (Zip Code)

                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                CHARLES E. MORAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SKILLSOFT CORPORATION
                            20 INDUSTRIAL PARK DRIVE
                                NASHUA, NH 03062
                     (Name and Address of Agent For Service)

                                 (603) 324-3000
          (Telephone Number, Including Area Code, of Agent For Service)

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                               EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-8 (File No. 333-30616) (the "Registration Statement"), SkillSoft Corporation (the "Registrant") registered shares of its common stock, $0.001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's 1999 Non-Employee Director Stock Option Plan (the "Plan"). On September 6, 2002, the Registrant merged with a wholly owned subsidiary of SmartForce Public Limited Company. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of the Registrant Common Stock which remain unsold under the Plan.





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                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, the State of New Hampshire on September 13, 2002.

                                     SKILLSOFT CORPORATION



                                     By: /s/ Charles E. Moran
                                        ---------------------------------------
                                         Charles E. Moran
                                         President and Chief Executive Officer